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                                                                      Exhibit 32


                           Section 1350 Certifications

     The undersigned hereby certifies that the quarterly report on Form 10-Q of Phibro Animal Health Corporation (the "Registrant") for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




Date: May 16, 2005                                    /s/ Gerald K. Carlson
                                                 -------------------------------
                                                        Gerald K. Carlson
                                                     Chief Executive Officer
                                                  (Principal Executive Officer)




Date: May 16, 2005                                   /s/ Richard G. Johnson
                                                 -------------------------------
                                                       Richard G. Johnson
                                                     Chief Financial Officer
                                                  (Principal Financial Officer)